EXHIBIT 99.1

Global Geophysical Services Announces 2nd Quarter 2012 Earnings Call

HOUSTON, July 23, 2012 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that it plans to publicly release financial results for its quarter ended June 30, 2012, the Company's 2nd quarter of fiscal year 2012, before the market opens on Wednesday, August 1, 2012.

An investor conference call to review the financial results will be held as further detailed below:

Conference call Information:

Call Topic:	Global Geophysical Services Q2 Earnings Call
Date of Call:	August 1, 2012
Time of Call:	10:00 a.m. Eastern Time (9:00 a.m. Central Time / 8:00 a.m. Mountain Time / 7:00 a.m. Pacific Time)
Participant Operator Assisted Toll-Free Dial-In Number:	(877) 312-5527
Participant Operator Assisted International Dial-In Number:	(253) 237-1145

Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/

The webcast from the call will be available for on-demand replay on our investor relations website at: http://ir.globalgeophysical.com/results.cfm

About Global Geophysical Services, Inc.

GGS provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade® seismic data acquisition, Multi Client data library products, micro seismic monitoring, seismic data processing, data analysis, and interpretation services. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution. GGS' combined product and service offerings provide the ability to Gain InSight™ in the exploration and production of hydrocarbons. GGS is headquartered in Houston, Texas.

To learn more about GGS, visit www.globalgeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com
         www.globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008